DHI Group's Fourth Quarter Total Revenue Increases 25% Year-Over-Year
as Bookings Increase 35% Year-Over-Year

CENTENNIAL, Colorado February 8, 2022 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2021.

During the second quarter 2021, the Company completed the spinoff of its eFinancialCareers (“eFC”) business to the eFC management team. The results of the eFC business for June 2021 and all prior periods are reported as discontinued operations.

Fourth Quarter 2021 Financial Highlights

▪Total revenue was $33.7 million, up 10% sequentially and 25% year over year.
▪Total bookings1 were $36.2 million, up 35% year over year.
▪Income from continuing operations was $0.2 million, or $0.00 per diluted share, compared to income of $1.0 million, or $0.02 per diluted share in the year-ago quarter.
▪Net income was $0.2 million, or $0.00 per diluted share, compared to $2.0 million, or $0.04 per diluted share, in the year-ago quarter. Adjusted loss per diluted share2 for the quarter was $0.00 versus earnings of $0.01 in the year-ago quarter.
▪Adjusted EBITDA2 was $7.1 million, an Adjusted EBITDA margin2 of 21%, compared to $5.0 million and 19% in the year-ago quarter.
▪Cash flow from operations was $3.0 million, compared to $4.2 million in the year-ago quarter.
▪Cash was $1.5 million and debt was $23.0 million at quarter end.

Full Year 2021 Financial Highlights

▪Total revenue was $119.9 million, up 8% year over year.
▪Total bookings were $133.4 million, up 21% year over year.
▪Loss from continuing operations was $0.4 million, or $0.01 per diluted share, compared to a loss of $32.4 million, or $0.67 per diluted share in the prior year.
▪Net loss was $29.7 million, or $0.64 per diluted share, compared to $30.0 million, or $0.62 per diluted share, last year. Adjusted earnings per diluted share for the year was $0.02 versus $0.08 in the prior year.
▪Adjusted EBITDA was $26.2 million, an Adjusted EBITDA margin of 22%, compared to $22.6 million and 20% for the prior year.
▪Cash flow from operations was $28.6 million, compared to $18.7 million for the prior year.

1See definition later in this press release.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"We are very pleased to report strong total revenue growth for the fourth quarter as more employers are using our sophisticated subscription software tools to find, attract and hire the highest quality tech professionals. Our Dice revenue grew 26% year over year, while bookings continued to grow across all Dice teams, increasing 35% year over year. Our revenue renewal rate for Dice remained strong in the fourth quarter and came in at 91%, up from 75% a year ago. Similarly, ClearanceJobs, our career marketplace for cleared tech professionals, performed extremely well in the fourth quarter with revenue and bookings growth of 23% and 35%, respectively, and a 105% revenue renewal rate.

"We finished the year with significant momentum and are primed for continued double-digit revenue growth. In 2022, we will be increasing our investment in our proven sales and marketing engine as we look to capitalize on the large and growing market for tech professionals with our industry leading career marketplaces. As demand for technologists continues to grow at a rapid pace, and the unemployment rate for technologists is at an all time low, employers continue to need sophisticated tools like ours to find and attract the right tech candidates."

Financial Guidance

"Based on our continued strong bookings growth, we expect first quarter total revenue to be in the range of $32.0 million to $33.0 million, representing growth of between 20% and 23% year over year," commented Kevin Bostick, CFO of DHI Group, Inc. "For the full year 2022, we expect strong double-digit total revenue growth year over year. We will continue to operate the business to Adjusted EBITDA margins at or near 20% throughout 2022 as we continue to balance our strong financial performance with increased sales and marketing investment to spur increased long-term revenue growth."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, February 8, 2022, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technologists based on the skills requested. The Company’s patent-pending algorithms manage over 100,000 unique technology skills. Additionally, our marketplaces allow technology professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP metric and performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses from the sale of businesses, discontinued operations, or investments, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020

Revenues	$33,748	$27,037	$119,903	$111,167

Operating expenses:
Cost of revenues	4,002	3,754	15,088	14,286
Product development	4,852	4,048	16,020	14,887
Sales and marketing	12,487	9,516	43,701	39,693
General and administrative	7,934	6,187	28,583	26,625
Depreciation	4,314	2,529	16,344	10,259
Impairment of intangible assets	—	—	—	15,200
Impairment of goodwill	—	—	—	22,607
Impairment of right-of-use asset	—	—	1,919	—
Total operating expenses	33,589	26,034	121,655	143,557
Operating income (loss)	159	1,003	(1,752)	(32,390)
Income from equity method investment	190	—	190	—
Interest expense and other	(235)	(209)	(667)	(831)
Impairment of investment	—	—	—	(2,002)
Gain on investment	—	—	1,198	—
Income (loss) before income taxes	114	794	(1,031)	(35,223)
Income tax benefit	(118)	(175)	(629)	(2,826)
Income (loss) from continuing operations	232	969	(402)	(32,397)
Income (loss) from discontinued operations, net of tax	—	1,026	(29,340)	2,382
Net income (loss)	$232	$1,995	$(29,742)	$(30,015)

Basic earnings (loss) per share - continuing operations	$0.01	$0.02	$(0.01)	$(0.67)
Diluted earnings (loss) per share - continuing operations	$—	$0.02	$(0.01)	$(0.67)

Basic earnings (loss) per share - discontinued operations	$—	$0.02	$(0.63)	$0.05
Diluted earnings (loss) per share - discontinued operations	$—	$0.02	$(0.63)	$0.05

Basic earnings (loss) per share	$0.01	$0.04	$(0.64)	$(0.62)
Diluted earnings (loss) per share	$—	$0.04	$(0.64)	$(0.62)

Weighted-average basic shares outstanding	45,126	47,608	46,333	48,278
Weighted-average diluted shares outstanding	48,721	48,981	46,333	48,278

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Cash flows from (used in) operating activities:
Net income (loss)	$232	$1,995	$(29,742)	$(30,015)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	4,314	2,940	17,118	12,019
Deferred income taxes	141	(698)	(569)	(2,918)
Amortization of deferred financing costs	37	37	147	147
Stock based compensation	2,089	1,391	8,303	6,327
Impairment of intangible assets	—	—	—	15,200
Impairment of goodwill	—	—	—	23,626
Impairment of right-of-use asset	—	—	1,919	—
Impairment of investment	—	—	—	2,002
Gain on sale of investment	—	—	(1,198)	(200)
Income from equity method investment	(190)	—	(190)	—
Change in accrual for unrecognized tax benefits	(210)	(508)	(156)	(446)
Loss on disposition of discontinued operations	—	—	30,203	—
Changes in operating assets and liabilities:
Accounts receivable	(3,118)	(3,438)	(1,102)	859
Prepaid expenses and other assets	128	(1,154)	(1,032)	(1,405)
Capitalized contract costs	(2,102)	(1,129)	(2,990)	(175)
Accounts payable and accrued expenses	(137)	3,034	(1,520)	139
Income taxes receivable/payable	(181)	606	261	480
Deferred revenue	2,743	1,306	10,075	(8,193)
Other, net	(788)	(143)	(946)	1,236
Net cash flows from operating activities	2,958	4,239	28,581	18,683
Cash flows from (used in) investing activities:
Cash transferred with discontinued operations	(244)	—	(3,195)	—
Cash paid for investment	—	—	(3,000)	—
Cash received from sale of investments	—	—	1,198	200
Purchases of fixed assets	(3,600)	(3,568)	(14,307)	(16,104)
Net cash flows used in investing activities	(3,844)	(3,568)	(19,304)	(15,904)
Cash flows from (used in) financing activities:
Payments on long-term debt	(2,000)	(17,000)	(11,000)	(26,444)
Proceeds from long-term debt	7,000	—	14,000	36,444
Payments under stock repurchase plan	(5,210)	(2,364)	(15,409)	(8,294)
Purchase of treasury stock related to vested restricted and performance stock units	(850)	(506)	(2,978)	(2,248)
Net cash flows used in financing activities	(1,060)	(19,870)	(15,387)	(542)
Effect of exchange rate changes	—	34	10	22
Net change in cash and cash equivalents for the period	(1,946)	(19,165)	(6,100)	2,259
Cash and cash equivalents, beginning of period	3,486	26,805	7,640	5,381
Cash and cash equivalents, end of period	$1,540	$7,640	$1,540	$7,640

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$1,540	$4,542
Accounts receivable, net	18,385	16,134
Income taxes receivable	354	533
Prepaid and other current assets	4,177	4,101
Current assets of discontinued operations	—	8,175
Total current assets	24,456	33,485
Fixed assets, net	20,581	23,033
Capitalized contract costs	9,131	6,189
Operating lease right-of-use assets	6,888	10,804
Investments	3,769	—
Investments, at fair value	3,000	—
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	1,853	1,378
Non-current assets of discontinued operations	—	14,198
Total assets	$221,578	$240,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,859	$15,308
Deferred revenue	45,217	35,547
Operating lease liabilities	2,388	2,075
Current liabilities of discontinued operations	—	12,455
Total current liabilities	63,464	65,385
Deferred revenue	929	1,035
Operating lease liabilities	6,982	9,371
Long-term debt, net	22,730	19,583
Deferred income taxes	9,315	9,765
Accrual for unrecognized tax benefits	785	941
Other long-term liabilities	1,011	2,049
Non-current liabilities of discontinued operations	—	5,288
Total liabilities	105,216	113,417
Total stockholders’ equity	116,362	127,570
Total liabilities and stockholders’ equity	$221,578	$240,987

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2021 and 2020 and balance sheets as of December 31, 2021 and 2020 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q4 2021	Q4 2020	$ Change	% Change
Dice	$24,351	$19,393	$4,958	26%
ClearanceJobs	9,397	7,644	1,753	23%
Total Revenues	$33,748	$27,037	$6,711	25%

Income from continuing operations[1]	$232	$969
Income from discontinued operations, net of tax	$—	$1,026
Net Income	$232	$1,995
Diluted earnings per share - continuing operations	$—	$0.02
Diluted earnings per share - discontinued operations	$—	$0.02
Diluted earnings per share	$—	$0.04
Adjusted diluted earnings per share	$—	$0.01
Adjusted EBITDA	$7,077	$5,015
Adjusted EBITDA Margin	21%	19%

	Revenue
	FY 2021	FY 2020	$ Change	% Change
Dice	$86,257	$82,190	$4,067	5%
ClearanceJobs	33,646	28,977	4,669	16%
Total Revenues	$119,903	$111,167	$8,736	8%

Loss from continuing operations[2]	$(402)	$(32,397)
Income (loss) from discontinued operations, net of tax	$(29,340)	$2,382
Net Loss	$(29,742)	$(30,015)
Diluted loss per share - continuing operations	$(0.01)	$(0.67)
Diluted earnings (loss) per share - discontinued operations	$(0.63)	$0.05
Diluted loss per share	$(0.64)	$(0.62)
Adjusted diluted earnings per share	$0.02	$0.08
Adjusted EBITDA	$26,162	$22,634
Adjusted EBITDA Margin	22%	20%

(1) For the three months ended December 31, 2021, the Company recorded severance and related costs, all net of tax, and discrete tax items that approximately offset with no impact to income from continuing operations. For the three months ended December 31, 2020, the Company recorded severance and related costs, all net of tax, and discrete tax items that positively impacted income from continuing operations $0.4 million.
(2) For the year ended December 31, 2021, the Company recorded a right-of-use asset impairment, severance and related costs, and a gain on an investment, all net of tax, and discrete tax items that negatively impacted income from continuing operations by $1.2 million. For the year ended December 31, 2020, the Company recorded impairments of goodwill, intangible assets and investments, a gain from sale of investment, and severance and related costs, all net of tax, and discrete tax items that negatively impacted income from continuing operations by $36.5 million.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q4 2021	Q4 2020	$ Change	% Change
Dice	$25,937	$19,204	$6,733	35%
ClearanceJobs	10,279	7,592	2,687	35%
Total Bookings	$36,216	$26,796	$9,420	35%

	FY 2021	FY 2020	$ Change	% Change
Dice	$95,481	$78,962	$16,519	21%
ClearanceJobs	37,895	31,134	6,761	22%
Total Bookings	$133,376	$110,096	$23,280	21%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Monthly Revenue per Recruitment Package Customer[1]
	Q4 2021	Q4 2020	$ Change	% Change
Dice	$1,160	$1,120	$40	4%
ClearanceJobs	$1,486	$1,370	$116	8%

	FY 2021	FY 2020	$ Change	% Change
Dice	$1,137	$1,132	$5	—%
ClearanceJobs	$1,419	$1,346	$73	5%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a thirty day month. The simple average of each month is used to derive the amount for each period.

	Renewal Rates
Renewal Rate on Revenue:	Q4 2021	Q4 2020	FY 2021	FY 2020
Dice	91%	75%	87%	70%
ClearanceJobs	105%	87%	96%	90%

Renewal Rate on Count:
Dice	86%	68%	79%	65%
ClearanceJobs	88%	74%	85%	75%

	Recruitment Package Customers
	December 31, 2021	December 31, 2020	Change	% Change
Dice	6,004	5,150	854	17%
ClearanceJobs	1,878	1,718	160	9%

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Deferred Revenue and Backlog
	December 31, 2021	December 31, 2020	$ Change	% Change
Deferred Revenue	$46,146	$36,582	$9,564	26%
Contractual commitments not invoiced	46,497	27,849	18,648	67%
Backlog(1)	$92,643	$64,431	$28,212	44%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Adjusted Diluted Earnings per Share
	Q4 2021	Q4 2020	FY 2021	FY 2020
Diluted earnings (loss) per share	$—	$0.04	$(0.64)	$(0.62)
Impairments of goodwill, intangible assets, investment, and ROU asset, net of tax	—	—	0.03	0.73
Disposition, severance and related costs, net of tax	0.01	—	0.03	0.02
Gain on investment	—	—	(0.02)	—
Discrete tax items	(0.01)	(0.01)	(0.02)	—
Loss from discontinued operations, net of tax	—	(0.02)	0.60	(0.05)
Other[1]	—	—	0.04	—
Adjusted diluted earnings per share	$0.00	$0.01	$0.02	$0.08

Weighted average shares- diluted earnings (loss) per share	48,721	48,981	46,333	48,278
Weighted average shares - adjusted diluted earnings per share	48,721	48,981	48,912	49,571

(1) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q4 2021	Q4 2020	FY 2021	FY 2020
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$232	$1,995	$(29,742)	$(30,015)
Interest expense	231	209	748	1,031
Income tax benefit	(118)	(175)	(629)	(2,826)
Depreciation	4,314	2,529	16,344	10,259
Non-cash stock based compensation	2,089	1,243	7,681	5,764
Income from equity method investment	(190)	—	(190)	—
Impairment of intangible assets	—	—	—	15,200
Impairment of goodwill	—	—	—	22,607
Impairment of investment	—	—	—	2,002
Impairment of right-of-use asset	—	—	1,919	—
Gain on investments	—	—	(1,198)	(200)
Severance and related costs	513	240	1,969	1,194
Loss (income) on discontinued operations, net of tax	—	(1,026)	29,340	(2,382)
Other	6	—	(80)	—
Adjusted EBITDA	$7,077	$5,015	$26,162	$22,634

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$2,958	$4,239	$28,581	$18,683
Interest expense	231	209	748	1,031
Amortization of deferred financing costs	(37)	(37)	(147)	(147)
Income tax benefit	(118)	(175)	(629)	(2,826)
Deferred income taxes	(141)	698	569	2,918
Change in accrual for unrecognized tax benefits	210	508	156	446
Change in accounts receivable	3,118	3,438	1,102	(859)
Change in deferred revenue	(2,743)	(1,306)	(10,075)	8,193
Discontinued operations results	—	(2,023)	(3,593)	(7,290)
Severance and related costs	513	240	1,969	1,194
Changes in working capital and other	3,086	(776)	7,481	1,291
Adjusted EBITDA	$7,077	$5,015	$26,162	$22,634